                                                                    EXHIBIT 99.1


                                 PRESS  RELEASE
                                                  CONTACT:    DAVID S. HICKMAN
                                                  Telephone:  (517) 423-1700
                                                  Date:       September 14, 2004

                                                  FOR IMMEDIATE RELEASE


UNITED BANCORP, INC. INCREASES CASH DIVIDEND

         TECUMSEH -- On September 7, 2004, the board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust - Washtenaw, declared a third quarter cash dividend of 35 cents per share, payable October 29, 2004, to shareholders of record October 11, 2004. This represents an increase from 34 cents per share, which has been in effect since the third quarter of 2003.